Exhibit 4.3

              SECOND AMENDMENT AGREEMENT

          This SECOND AMENDMENT AGREEMENT, dated as of October 1, 1997 (the "Agreement"), is among Specialty Retailers, Inc. (the "Borrower"), Stage Stores, Inc. (the "Parent"), the banks named therein (the "Banks") and Credit Suisse First Boston, as Adminis trative Agent, Collateral Agent and Swingline Bank (the "Ad ministrative Agent").


                 PRELIMINARY STATEMENT

          WHEREAS, the Borrower, the Parent, the Banks and the Administrative Agent are parties to the Credit Agreement, dated as of June 17, 1997, as amended (the "Credit Agreement");

          WHEREAS, the Borrower has requested the amendment of certain provisions set forth in the Credit Agreement;

          WHEREAS, the Banks have agreed to amend the specific provisions set forth herein under the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:


          SECTION 1.     Defined Terms.  Capitalized terms used
and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          SECTION 2.     Amendments.   The Banks hereby agree to
amend the Credit Agreement as follows:

     (a) The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended by inserting at the end of clause (ix) thereof the following:

          "minus (x) all payments made in respect of the outstanding principal of the Bealls Subordinated Notes to the extent permitted pursuant to Section 6.10(a)(iii)"

     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in the correct alphabetical order:

          ""Bealls Subordinated Notes" shall mean (i) the $14,982,914 12% Bealls Holding Subordinated Notes due 2002, (ii) the $14,312,959 7% Bealls Junior Subordinated Debentures due 2003 and (iii) the $4,381,185 7% FB Holdings Subordinated Notes due 2000."; and
     (c) Section 6.10 of the Credit Agreement is hereby amended by deleting the word "and" between clause (i) and clause (ii) thereof and inserting a comma in its place and by inserting at the end of clause (ii) the following:

          "and (iii) so long as no Default or Event of Default has occurred and is continuing, any Indebtedness outstanding under the Bealls Subordinated Notes so long as the aggregate amount paid in respect of such Indebtedness shall not exceed $5,000,000,"

          Except as otherwise specified above and in the Amend ment Agreement, dated as of June 26, 1997, among the Borrower, the Parent, the Banks and the Administrative Agent, there is no amendment of any other term, condition or provision of the Credit Agreement all of which are hereby ratified and confirmed by the Borrower and the Parent.

          SECTION 3. Representations and Warranties; No De faults. Each Loan Party hereby represents and warrants that after giving effect to the amendments set forth in Section 2 of this Agreement, (a) the representations and warranties contained in the Credit Agreement and Loan Documents are correct on the effective date of this Agreement, and (b) no Default or Event of Default has occurred or is continuing on the date hereof and on the effective date of this Agreement.

          SECTION 4. Counterparts. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and (c) does not allow any other or further departure from the terms of the Credit Agreement or the Loan Documents, which terms shall continue in full force and effect.

          SECTION 5. Conditions to Effectiveness. This Agree ment shall become effective as of the date hereof when copies hereof, when taken together, bearing the signatures of each of the parties hereto have been received by the Administrative Agent.

          SECTION 6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.

                         SPECIALTY RETAILERS, INC.


                         By: /s/ Mark A. Hess
                               Name: Mark A. Hess
                               Title: Vice President, Financial
                                      Planning



                         STAGE STORES, INC.


                         By: /s/ Mark A. Hess
                               Name: Mark A. Hess
                               Title: Vice President, Financial
                                      Planning



                         CREDIT SUISSE FIRST BOSTON,
                            as Administrative Agent, Collateral
                            Agent and
                            Swingline Bank


                         By: /s/ Chris T. Horgan
                               Name: Chris T. Horgan
                               Title: Vice President

                         By: /s/ Heather Suggitt
                               Name: Heather Suggitt
                               Title: Vice President


                          BANQUE PARIBAS


                         By: /s/ Scott Clingan
                               Name: Scott Clingan
                               Title: Vice President

                         By: /s/ Timothy A. Donnon
                               Name: Timothy A. Donnon
                               Title: Managing Director



                         CREDITANSTALT BANKVEREIN


                         By: /s/ Carl G. Drake
                               Name: Carl G. Drake
                               Title: Sr. Associate

                         By: /s/ Craig Stamm
                               Name: Craig Stamm
                               Title: Vice President



                         DEUTSCHE BANK AG, NEW YORK BRANCH
                           AND/OR CAYMAN ISLANDS BRANCH


                         By: /s/ Susan M. O'Connor
                               Name: Susan M. O'Connor
                               Title: Director

                         By: /s/ Joel D. Makowsky
                               Name: Joel D. Makowsky
                               Title: Assistant Vice President


                         HIBERNIA NATIONAL BANK


                         By: /s/ Troy J. Villafarra
                               Name: Troy J. Villafarra
                               Title: Vice President


                         IMPERIAL BANK, A CALIFORNIA BANKING
                         CORPORATION


                         By: /s/ Ray Vadalma
                               Name: Ray Vadalma
                               Title: Senior Vice President



                         THE ROYAL BANK OF SCOTLAND PLC


                         By: /s/ Derek Bonnar
                               Name: Derek Bonnar
                               Title: Vice President



                         THE FUJI BANK, LIMITED


                         By: /s/ Philip C. Lauinger III
                               Name: Philip C. Lauinger III
                               Title: Vice President & Manager



                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Richard P. DeGrey
                               Name: Richard P. DeGrey
                               Title: Vice President



                         BANK UNITED


                         By: /s/ Mario Chiodetti
                               Name: Mario Chiodetti
                               Title: Director



                         BEAR STEARNS INVESTMENT PRODUCTS
                         INC.


                         By: /s/ Gregory Hanley
                               Name: Gregory Hanley
                               Title: Vice President